UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Cabela’s Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Cabela’s Incorporated released the following communication to its employees on June 30, 2017:

To:	All U.S., Canada and Hong Kong Outfitters

From:	Scott Williams, President Charles Baldwin, EVP/Chief Administrative Officer

Date:	June 30, 2017

Subject:	Special Meeting of Stockholders and Stockholder Voting Information

•	Special Meeting of Stockholders

•	Stockholder Voting Information

Special Meeting of Stockholders

As announced on June 5, 2017, Cabela’s is holding a Special Meeting of Stockholders on July 11, 2017, at 8 a.m., local time, at the corporate headquarters in Sidney. The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of Cabela’s by Bass Pro Group, LLC.

An employee lottery will not be available for attendance, and the meeting is expected to be brief. If you are a Cabela’s stockholder, you are welcome to attend the meeting by checking in as a stockholder at the front atrium desk.

As a reminder, the stockholder vote is only one step in the larger merger process. The transaction is also subject to regulatory approvals and other customary closing conditions.

Stockholder Voting Information

In advance of the Special Meeting of Stockholders, all stockholders are receiving a packet of materials in the mail regarding this meeting. This packet contains a proxy card. A proxy card is a form of voting instruction that allows for “absent” members to vote by proxy on a decision, such as stockholders who do not wish to attend a stockholders’ meeting in person. Submission of a vote by proxy is a standard practice for stockholders of publicly traded companies.

If an Outfitter (or any other person) is a Cabela’s stockholder and receives more than one packet of materials, it means that person holds shares of Cabela’s stock in more than one account. For example, if a person holds shares in the 401(k) plan, in the employee stock purchase plan, and through a broker, that person may receive a packet for each one of those accounts. In order to vote all of his or her shares, that person will then need to sign and return a separate proxy card for the shares from each of those accounts because they are held in a different form of ownership.

To ensure all shares of Cabela’s stock are voted, stockholders may submit their proxies by one of three ways:

•	Properly completing and mailing each proxy card received in the mail;

•	By telephone using the different voter control numbers on each proxy card; or

•	Through the Internet using the different voter control numbers on each proxy card.

Please contact Cabela’s Legal Department for questions regarding the voting of shares.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Cabela’s Incorporated (the “Company”) or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger involving the Company and Bass Pro Group, LLC, among other things. The proposed merger is being submitted to the stockholders of the Company for their consideration. In connection therewith, the Company has filed relevant materials with the SEC, including a proxy statement, regarding the proposed merger, which has been mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement regarding the proposed merger, any amendments or supplements thereto and other documents containing important information about the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the proxy statement regarding the proposed merger and any filings with the SEC that are incorporated by reference in such proxy statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on November 17, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement regarding the proposed merger and may be contained in other relevant materials filed with the SEC.